Exhibit 99.2

ARGONAUT GROUP, INC. 10101 REUNION PLACE SAN ANTONIO, TX 78216	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the Instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Argonaut Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when promoted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Argonaut Group, Inc., c/o Broadbridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ARGGP KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARGONAUT GROUP, INC.

The Shares Represented By This Proxy Will Be Voted in the Manner Directed. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED “FOR” ITEMS 1 AND 2 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND JOINT PROXY STATEMENT/PROSPECTUS DATED JUNE 18, 2007. THE DIRECTORS RECOMMEND A VOTE FOR THE FOLLOWING PROPOSALS:

Vote On Proposals

		For	Against	Abstain
1.	Approval of the Agreement and Plan of Merger, dated as of March 14, 2007 and amended and restated as of June 8, 2007, by and among PXRE Group Ltd., PXMS Inc., a direct, wholly owned subsidiary of PXRE Group Ltd., and Argonaut, whereby PXMS Inc. will merge with and into Argonaut, with Argonaut as the surviving company;	☐	☐	☐
2.	Approval of adjournment of the special meeting to a later date if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the above proposal; and	☐	☐	☐
3.	Approval to consider and act upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Please sign exactly as your name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ARGONAUT GROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
July 25, 2007

The undersigned stockholder of Argonaut Group, Inc. (the “Company”) hereby appoints MARK E. WATSON III AND CRAIG S. COMEAUX, and each of them, with the full power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote as specified herein, all shares of Common Stock of the Company held of record by the undersigned on June 4, 2007 at the Special Meeting of Stockholders of the Company to be held on Wednesday, July 25, 2007 at the Union Square Building Conference Room, 10101 Reunion Place, San Antonio, TX 78216 at 10:30 am and any adjournments or postponements thereof with all powers the undersigned would possess if personally present, on the proposals listed on the reverse side, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

(Please continue to the reverse side to vote and sign this proxy card)